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                                                                     EXHIBIT 4.2

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                   OPTIONAL AND OTHER SPECIAL RIGHTS OF 8.0%
                                SENIOR CUMULATIVE
                   CONVERTIBLE PREFERRED STOCK, SERIES A, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

            Brightstar Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the DGCL, said Board of Directors, by unanimous written consent dated December 29, 2003, duly approved and adopted the following resolution (the "Resolution"):

            RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Corporation's Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, par value $0.0001 per share, with an initial stated value of $8.00 per share, consisting of 3,750,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

      (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "8.0% Senior Cumulative Convertible Preferred Stock, Series A." The number of shares constituting such class shall be 3,750,000 and are referred to herein as the "Convertible Preferred Stock." The liquidation preference of the Convertible Preferred Stock shall be $8.00 per share as adjusted for each stock combination, split or recapitalization with respect to such share (the "Liquidation Amount").

      (b) Rank. The Convertible Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Corporation, rank (i) senior to all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible

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Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph (g)(ii) hereof shall be deemed to be Junior Securities and not Parity Securities; and
(iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"), provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph (g)(ii) hereof shall be deemed to be Junior Securities and not Senior Securities.

      (c) Dividends.

            (i) From the Issue Date thereof, (A) the Holders of the outstanding shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Convertible Preferred Stock at a rate per annum equal to, except as set forth below, 8.0% of the Liquidation Amount per share of the Convertible Preferred Stock and (B) in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in Capital Stock (which shall include, without limitation, any options, warrants, convertible securities or other rights to acquire Capital Stock of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) or other property or assets) on or with respect to shares of any class of Common Stock of the Corporation, then the Board of Directors shall declare, and the Holder of each share of Convertible Preferred Stock shall be entitled to receive in respect of each share of Convertible Preferred Stock, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Convertible Preferred Stock is convertible on the date of the payment of such dividend to holders of Common Stock. All dividends provided for in clause (A) above shall be cumulative, whether or not earned or declared, accruing on a daily basis from the Issue Date of such shares; provided that not less than one-half (1/2) of the amount of such dividends shall be payable (provided that such cash payment is not then prohibited under the DGCL, any other applicable law, or the terms of any Covered Indebtedness) in cash quarterly in arrears on each Dividend Payment Date, commencing on March 31,2004; provided, further, that (x) if as of any Dividend Payment Date the Corporation shall have failed to pay in cash at least one-half (1/2) of the dividends due and payable on such date, including, without limitation, if such

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                                       -3-

dividends have not been declared by the Board of Directors or if funds therefor are not legally available or are not permitted by applicable law or any Covered Indebtedness (a "Payment Default"), then the dividend rate on each share of Convertible Preferred Stock shall increase to a rate per annum equal to 10.0% of the Liquidation Amount per share of the Convertible Preferred Stock effective as of the first day of the Dividend Period for such Dividend Payment Date to which such Payment Default relates, (y) if any Protective Default shall have occurred, the per annum dividend rate shall increase to a rate per annum equal to 10.0% of the Liquidation Amount per share of the Convertible Preferred Stock effective on the date of such Protective Default and continuing during the continuance of such Protective Default and (z) if any shares of Convertible Preferred Stock shall remain outstanding (an "Outside Date Default") on September 30, 2009 (the "Outside Date"), the dividend rate on each share of Convertible Preferred Stock shall increase by 1.0% per annum on the Outside Date and shall increase by an additional 1.0% per annum on each 30th calendar day thereafter up to a maximum dividend rate of 15.0% per annum until such time as no shares of Convertible Preferred Stock shall remain outstanding. After the date on which such Payment Default, in the case of clause (x) above, and/or Protective Default, in the case of clause (y) above, as the case may be, ceases to exist, the dividend rate will revert to the rate originally borne by the Convertible Preferred Stock on the First Issue Date. The increase in the dividend rate provided for above (i) shall be the exclusive remedy of the Holders in the case of a Payment Default and (ii) shall not be the exclusive remedy at law or in equity of the Holders of the Convertible Preferred Stock for any Protective Default or Outside Date Default and shall in no way be deemed a waiver of such Protective Default or Outside Date Default or be deemed to validate any action underlying any such Protective Default or Outside Date Default.

            In the event that the Corporation shall not have funds legally available for, or is otherwise prohibited by either (A) the DGCL or any other applicable law, or (B) the terms of any Covered Indebtedness to pay any amounts under this paragraph, the obligation to pay such amounts shall be carried forward and fulfilled when such funds are legally available and the Corporation is permitted to do so under the DGCL and any other applicable law and the terms of any Covered Indebtedness. All unpaid dividends will compound on a quarterly basis on each Dividend Payment Date at a rate per annum equal to the then applicable dividend rate.

            Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date; provided that any dividend or distribution payable pursuant to clause (B) above of the first paragraph of this paragraph (c)(i) shall be paid to the Holders of shares of record as they appear on the stock books and the Corporation on the record date applicable to holders of Common Stock and shall be paid to the Holders of Convertible Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock, provided that such cash payment to all holders of Common Stock is not then prohibited under the DGCL, any other applicable law, or the terms of any Covered Indebtedness.

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            (ii) All dividends paid with respect to shares of the Convertible
Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

            (iii) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless (1) full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities and (2) such payment is in compliance with paragraph (m)(i) hereof. If any dividends are not so paid, all dividends declared upon shares of the Convertible Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Convertible Preferred Stock and such Parity Securities bear to each other.

            (B) So long as any share of the Convertible Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities) unless (1) full cumulative dividends determined in accordance herewith on the Convertible Preferred Stock have been paid in full for all full quarterly dividend periods ended prior to the date of such payment and (2) such payment is in compliance with paragraph (m)(i) hereof.

            (C) So long as any share of the Convertible Preferred Stock is outstanding, the Corporation shall not (except with respect to dividends as permitted by paragraph (c)(iii)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless (1) full cumulative dividends determined in accordance herewith on the Convertible Preferred Stock have been or contemporaneously are paid in full for all full quarterly dividend periods ending prior to the date of such payment and (2) such payment is in compliance with paragraph (m)(i) hereof.

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                                       -5-

            (iv) Dividends payable on the Convertible Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

      (d) Liquidation Preference.

            (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation Event"), the Holders of shares of Convertible Preferred Stock shall be entitled to be paid (provided that such cash payment is not then prohibited under the DGCL, any other applicable law, or the terms of any Covered Indebtedness) out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the sum of (A) the greater of (x) the Liquidation Amount for each share of Convertible Preferred Stock outstanding or (y) the amount they would be entitled to receive as if all of the shares of Convertible Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such Liquidation Event, plus (B) an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution, winding up, merger, consolidation, reorganization, sale, assignment, conveyance, transfer, lease or disposition, as the case may be (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to such date) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation (the "Liquidation Payment").

            (ii) If upon any Liquidation Event, the amounts payable with respect to the Convertible Preferred Stock under paragraph (d)(i) above are not paid in full, the Holders of the Convertible Preferred Stock and Parity Securities will share equally and ratably in any distribution of assets of the Corporation first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

            (iii) (A) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

      (e) [Reserved].

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      (f) Conversion and Anti-Dilution Provisions.

            (i) Holders' Right to Convert. The Holder of any share of Convertible Preferred Stock may at any time and from time to time convert such share into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Liquidation Amount by the Conversion Price. Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation, accompanied by written notice to the Corporation of such Holder's election to convert.

            (ii) Corporation's Right to Convert. The Corporation may convert the outstanding Convertible Preferred Stock in whole but not in part with each share of Convertible Preferred Stock converting into such number of fully paid and non-assessable shares of Common Stock as determined by dividing the Liquidation Amount by the Conversion Price then in effect:

            (A) if the Corporation consummates an underwritten initial public offering of the Common Stock of the Corporation (1) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering), resulting in gross proceeds of at least $50,000,000 and
      (2)(a) if such offering occurs prior to the first anniversary of the First Issue Date, the shares of Common Stock sold in such offering are sold at a price to the public of at least 150% of the Conversion Price then in effect; provided that prior to or simultaneous with such conversion, the Holders and Noteholders receive in the aggregate on a pro rata basis at least $30,000,000 in cash in consideration for Conversion Shares (valued at the price to the public referred to in this clause (2)(a)) or (b) the shares of Common Stock sold in such offering are sold at a price to the public of at least 200% of the Conversion Price then in effect (either event described under (2)(a) and (2)(b) above a "Qualifying IPO"), or

            (B) upon the occurrence of a Liquidation Event, so long as the value of the cash consideration to be paid to the Holders in respect of their Conversion Shares is at least equal to 200% of the Liquidation Amount of the Convertible Preferred Stock plus accumulated and unpaid dividends thereon.

            (iii) (A) To convert a share of Convertible Preferred Stock into shares of Common Stock pursuant to this paragraph (i), the Holder of such share of Convertible Preferred Stock must surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and give written notice to the Corporation at its principal corporate office of the election to convert such shares, and, if desired, the name of such Holder's nominee in which the certificates for Common Stock issued upon such conversion are to be issued; provided, however, that if a Holder delivers a notice of conversion after the Outside Date then such Holder may make its conversion contingent upon the consummation of one or more events and such Holder's shares of

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Convertible Preferred Stock shall not be deemed to be converted until immediately prior to the consummation of such event(s) (but solely for purposes of determining any record date for the stockholders of the Corporation entitled to participate in such event(s), such conversion shall be deemed to have occurred immediately prior to such record date). The Corporation shall, as soon as practicable after such surrender (and following the effectiveness of such conversion, in the case of a conditional conversion), issue and deliver at such office to such Holder of Convertible Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled as a result of such conversion. Such conversion shall be deemed to have been immediately prior to the close of business on the date notice of conversion is received by the Corporation if the conversion is made pursuant to subparagraph (f)(i), or immediately prior to the close of business on the date notice of conversion is received by the Holders if the conversion is made pursuant to subparagraph (f)(ii), and upon the effectiveness of such conversion on such date, all rights of the Holder of such shares of Convertible Preferred Stock as a Holder of such shares shall cease at such time, and the Person(s) in whose name(s) the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holders) thereof at such time; provided, however, that if a Holder delivers a notice of conversion pursuant to paragraph (f)(i) after the Outside Date then, if such Holder shall have elected to make its conversion contingent upon the consummation of one or more events, such conversion shall not be effective until immediately prior to the consummation of such event(s) (but solely for purposes of determining any record date for the stockholders of the Corporation entitled to participate in such event(s), such conversion shall be deemed to have occurred immediately prior to such record date), it being understood that if such event(s) is/are not consummated in accordance with the terms of such conditional conversion then such conversion shall not be effective unless consented to in writing by such Holder.

            (B) In the event of a conversion pursuant to subparagraph (f)(ii), upon the date of receipt of notice by each Holder from the Corporation of its election to convert all of the outstanding Shares of Convertible Preferred Stock, the outstanding shares of Convertible Preferred Stock shall be converted automatically without any further action by the Holders of such shares or any other Person and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, as provided below, or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion of Convertible Preferred Stock, the Holders of Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for Convertible Preferred Stock or provide an indemnity agreement as described above. Thereupon, there shall be issued and delivered to such Holder

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                                       -8-

promptly at such office and in its name as shown on such surrendered certificate or certificates (or as contemplated by such indemnity agreement), a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of clause (iv) below.

            (iv) Dividends on Converted Stock. The Holder of any share of Convertible Preferred Stock that is converted at a time that there are accumulated and unpaid dividends on such shares shall continue to be entitled to receive such dividends notwithstanding the conversion thereof (but such shares shall not accumulated dividends after the date of conversion), the payment of which dividends shall be subject to the same preference and priority as would apply if the shares of Convertible Preferred Stock on which such dividends accrued were outstanding; provided that if on the date of such conversion, the Corporation shall be entitled to pay dividends on such converted shares of Convertible Preferred Stock in accordance with the DGCL then the Corporation shall declare and pay (provided that such cash payment is not then prohibited under the terms of any Covered Indebtedness) such dividends on such converted shares of Convertible Preferred Stock to the maximum extent permitted by the DGCL (and such Covered Indebtedness) no later than five Business Days following the date of the conversion of such shares of Convertible Preferred Stock.

            (v) Adjustments to Number of Shares. The number of shares of Common Stock issuable upon conversion of each share of Convertible Preferred Stock shall be adjusted from time to time as follows:

            (A) If, after the First Issue Date, the Corporation (I) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock, (II) subdivides its outstanding shares of Common Stock into a greater number of shares, (III) combines its outstanding shares of Common Stock into a smaller number of shares, or (IV) issues by reclassification of its shares of Common Stock any shares of Capital Stock of the Corporation (including any reclassification in connection with a merger or consolidation in which the Corporation is the surviving corporation), then the number of shares of Common Stock issuable upon conversion of each share of Convertible Preferred Stock shall be adjusted so that the holder of any share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock that such holder would have owned immediately following such action had such share been converted immediately prior thereto and the Conversion Price shall be appropriately adjusted to reflect any such event. An adjustment made pursuant to this subparagraph (f)(v)(A) shall become effective immediately after the record in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

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                                       -9-

            (B) If, after the First Issue Date, the Corporation issues or sells any shares of Common Stock or is deemed to have issued or sold any shares of its Common Stock (including Common Stock deemed to have been issued or sold pursuant to sub-paragraph (f)(v)(E)(III)) as a result of the issuance of any options, warrants or convertible securities for consideration of less than the Current Market Price, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so issued or sold (or deemed issued or sold) (or the aggregate conversion price or exercise price of the warrants, options or convertible securities so issued or sold (or deemed issued or sold)) would purchase at the Current Market Price per share of Common Stock on such date, and of which (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or sold (or deemed issued or sold) (or into which the warrants, options or convertible securities so issued or sold (or deemed issued or sold) are convertible).

            (C) If, after the First Issue Date, the Corporation declares a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, or assets (excluding cash dividends), then in each such case the Conversion Price shall be adjusted to the amount determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below (which will be prior to the distribution) less the then Fair Market Value of the portion of the securities, evidences of indebtedness, or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (D) Notwithstanding any of the other provisions of this subparagraph
      (f)(v), no adjustment shall be made to the Conversion Price as a result of any of the following:

                  (I) the grant of options, warrants, or rights to purchase
            Common Stock to employees, officers or directors of the Corporation under option plans and agreements approved by the Corporation's Board of Directors with an exercise price per share of not less than the Current Market Price of the Common Stock on the date such option, warrant or other right is issued;

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                                      -10-

                  (II) without duplication of clause (I) above, the issuance of securities upon exercise or conversion of options, warrants, rights or other securities that are outstanding on the First Issue Date; and

                  (III) the issuance of securities for which an adjustment is made under another provision of this subparagraph (f)(v).

            (E) The following rules shall apply for purposes of this subparagraph (f)(v):

                  (I) In the case of the issuance or sale of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions, or other expenses allowed, paid, or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (II) In the case of the issuance or sale of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be valued at the Fair Market Value thereof.

                  (III) In the case of the issuance or sale of options or
            warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subparagraph (f)(v):

                        (a) The aggregate maximum number of shares of Common
                  Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants, or rights were issued and for consideration equal to the consideration (determined in the manner provided in this subparagraph (f)(v)(E)), if any, received by the Corporation upon the issuance of such options, warrants, or rights plus the minimum exercise price provided in such options, warrants, or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                        (b) The aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange (assuming the satisfaction

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                                      -11-

                  of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants, or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities or options, warrants, or rights, plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or upon the exercise of such options, warrants, or rights and subsequent conversion or exchange of the underlying convertible or exchangeable securities, as appropriate (the consideration in each case to be determined in the manner provided in this subparagraph (f)(v)(E)).

                        (c) In the event of any change in the number of shares
                  of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options, warrants, or rights with respect to either Common Stock or such convertible or exchangeable securities or upon conversion of or in exchange for such convertible or exchange able securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights, or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants, or rights or the conversion or exchange of such securities.

                        (d) Upon the expiration of any such options, warrants,
                  or rights with respect to either Common Stock or such convertible or exchangeable securities or the termination of any such rights to convert or exchange, the Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights, or securities shall be recomputed to reflect the issuance of only the number of shares of Com mon Stock actually issued upon the exercise of such options, warrants, or rights with respect to Common Stock, upon the conversion or exchange of such securities, or the number of shares of Common Stock issuable upon conversion or exchange of the convertible or exchangeable securities that were actually issued upon exercise of options, warrants or rights related to such securities.

                        (e) The number of shares of Common Stock deemed issued
                  and the consideration deemed paid therefor pursuant to subparagraphs (f)(v)(E)(III)(a) and (b) shall be appropriately adjusted to reflect any change, termination, or expiration of the type described in either sub-paragraph (f)(v)(E)(III)(c) or (d).

                        (f) No adjustment of the Conversion Price shall be made
                  in an amount less than l/100th of one cent per share; provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made.

            (vi) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Convertible Preferred Stock but instead, upon conversion, at the option of the exercising Holder either (i) fractional shares shall be rounded up to the nearest whole share and the exercising Holder shall pay to the Corporation the portion of the Conversion Price per share represented by such fractional share or (ii) the Corporation shall pay to the exercising Holder the portion of the Current Market Price per share represented by such fractional share. If more than one such share of Convertible Preferred Stock is surrendered for conversion at the same time by the same holder, the number of full shares that are issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered.

            (vii) Mergers; Etc. If there is (i) any consolidation, merger, or conversion to which the Corporation is a party, other than a consolidation or a merger that does not result in any reclassification or exchange of, or change in, outstanding shares of the Common Stock, (ii) any sale or conveyance to another Person of all or substantially all of the assets of the Corporation, or
(iii) any other event that causes the holders of Common Stock to receive a different or additional kind or amount of shares of stock or other securities or other property (other than an event for which an adjustment in the kind and amount of shares of stock or other securities or other property for which the Convertible Preferred Stock is convertible is otherwise made pursuant to this paragraph (f)), then the holder of each share of Convertible Preferred Stock then outstanding shall have the right upon conversion pursuant to the terms hereof to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, conveyance, or other event by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale, conveyance, or other event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (f). The provisions of this subparagraph (f)(vii) shall similarly apply to successive consolidations, mergers, conversions, sales, conveyances, and other events.

            (viii) Reserves. The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the shares of Convertible Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of shares of Convertible Preferred Stock by delivery of shares of Common Stock that are held in the treasury of the Corporation.

            (ix) Preferred Conversion Shares. The shares of Common Stock and other securities issued upon conversion of Convertible Preferred Stock and any other securities into which the Common Stock or other such securities are changed, reclassified, split, combined, or converted or for which they are exchanged by amendment to the Certificate of Incorporation or by consolidation, merger, or otherwise, and any securities paid as a dividend thereon are collectively called the "Preferred Conversion Shares." Appropriate adjustment shall be made to this Certificate of Designation, including the term "Common Stock;" to give effect to each such change, reclassification, split, combination, conversion, exchange, or dividend.

            (x) Transfer Taxes. The Corporation shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

            (xi) No Adjustment Less than Par Value. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

            (xii) Notice of Adjustment. Whenever the Conversion Price or conversion privilege is adjusted, the Corporation shall promptly mail to Holders a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

            (xiii) Notice of Certain Transactions. In the event that:

            (A) the Corporation takes any action which would require an adjustment in the Conversion Price;

            (B) the Corporation proposes to consolidate or merge with, or transfer all or substantially all of its property and assets to, another Person and shareholders of the Corporation must approve the transaction; or

            (C) there is a proposed Liquidation Event with respect to the Corporation,

the Corporation shall mail to the Holders a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten days before such record or effective date, whichever is first.

      (g) Voting Rights.

            (i) Generally. The Holders of Convertible Preferred Stock shall have the right to receive notice of any meeting of holders of Common Stock or Convertible Preferred Stock and to vote upon any matter submitted to a vote of the holders of Common Stock or Convertible Preferred Stock. Except as otherwise expressly set forth in the Certificate of Incorporation of the Corporation (including the Certificate of Designation of which this Certificate of Designation will form a part and all other Certificates of Designation with respect to other classes or series of securities), the holders of Convertible Preferred Stock shall vote on each matter submitted to them with the holders of all other classes and series of Capital Stock entitled to vote on such matter, taken together as a single class.

            (ii) Special Matters. For so long as at least 66 2/3% of the shares of Convertible Preferred Stock issued under this Certificate of Designation remain outstanding, the Corporation may not effect any of the following without the consent and approval of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, separately from the holders of each other class and series of securities of the Corporation, in person or by proxy, either in writing or by resolution adopted at an annual or special meeting:

                  (1) the authorization or issuance of (or reclassification of any Junior Securities to) any class of (or the amendment of any terms of) Parity Securities;

                  (2) the authorization or issuance of (or reclassification of any Junior Securities or Parity Securities to) any class of (or the amendment of any terms of) Senior Securities;

                  (3) the amendment or waiver of any of the terms of its
            Certificate of Incorporation or this Certificate of Designation so as to affect (whether by merger, consolidation or otherwise) the specified rights, powers, preferences, or voting rights of the Convertible Preferred Stock, including any action to increase or decrease the number of authorized shares of Convertible Preferred Stock;

                  (4) the authorization of any Liquidation Event or Change of
            Control if after giving effect to such Liquidation Event or Change of Control the Holders of Convertible Preferred Stock will be entitled to receive in respect of their Conversion Shares less than the sum of (x)(I) 150% of the Conversion Price per share if such Liquidation Event or Change of Control is consummated on or prior to the first anniversary of the First Issue Date or (II) 200% of the Conversion Price per share if such Liquidation Event or Change of Control is consummated on or prior to the third anniversary of the First Issue Date, and (y) accumulated but unpaid dividends to the payment date for such Liquidation Event or Change of Control; provided, however, that in the case of any Liquidation Event or Change of Control that satisfies the requirements of clause (x)(I) above (but not clause (x)(II)), then prior to or simultaneous with such Liquidation Event or Change of Control, the Holders and Noteholders shall have received in the aggregate on a pro rata basis at least $30,000,000 in cash in consideration for Conversion Shares (valued at the same valuation as the Common Stock in such Liquidation Event or Change of Control);

                  (5) the authorization of any Restricted Junior Payment; and

                  (6) the commencement of any voluntary liquidation, winding-up or dissolution of the Corporation.

            Notwithstanding the foregoing, without the consent of each Holder of Convertible Preferred Stock, no such amendment or waiver of the Certificate of Incorporation or this Certificate of Designation (whether by merger, consolidation or otherwise) may (i) subject any Holder to any additional obligation, (ii) reduce the Liquidation Amount of or dividend rate on the Convertible Preferred Stock, (iii) postpone the date fixed for any payment of the Liquidation Amount, or any dividends or other payments in respect of the Convertible Preferred Stock, (iv) change the percentage of the shares of Convertible Preferred Stock the Holders of which shall be required to consent or take any other action under this paragraph (g) or any other provision of this Certificate of Designation, (v) adversely effect the conversion rights of the Convertible Preferred Stock or (vi) adversely effect the ranking of the Convertible Preferred Stock.

            (iii) Consolidation, Merger or Sale of Assets. Without the affirmative vote or consent of the Required Holders, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (other than any such sale, assignment, transfer, lease, conveyance or other disposition (collectively, a "Transfer") occurring following the occurrence of and during the continuance of an "event of default" under any item of Covered Indebtedness if (i) such Transfer is not to an Affiliate of the Corporation or any stockholder thereof, (ii) the Corporation receives proceeds at least equal to the Fair Market Value of the assets Transferred and (iii) such proceeds consist of at least 80% cash or Cash Equivalents) to, another Person unless: (I) at or prior to the consummation of such transaction all of the then outstanding shares of the Convertible Preferred Stock are repurchased pursuant to paragraphs (f) or (1) or converted in accordance with paragraph (f), or (II) (A) either (1) the Corporation is the continuing Person or (2) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or to which the properties and assets of the Corporation are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Corporation under this Certificate of Designation and the obligations hereunder and thereunder shall remain in full force and effect; (B) if the Corporation is not the surviving Person, the Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, and ranking in relation to all other Capital Stock then outstanding, that the Convertible Preferred Stock had immediately prior to such transaction; and (C) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Payment Default, Protective Default or Outside Date Default have occurred or be continuing.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

            (iv) Number of Votes. In any case in which the holders of the Convertible Preferred Stock shall be entitled to vote pursuant to this Certificate of Designation or pursuant to Delaware law, each holder of Convertible Preferred Stock entitled to vote with respect to such matter shall be entitled to vote, with respect to each share of such Convertible Preferred Stock, the number of votes that equals the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible.

      (h) Conversion or Exchange. The Holders of shares of Convertible Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than as provided in this Certificate of Designation.

      (i) Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

      (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

      (k) Notices. Unless otherwise provided in this Certificate of Designation or by applicable law, all notices, requests, demands, and other communications shall be in writing and shall be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to the address set forth on the books of the Corporation, in the case of communications to a stockholder, and to the registered office of the Corporation in the State of Delaware with a copy to the chief executive offices of the Corporation at 2010 North West 84th Avenue, Miami, Florida 33122, attention: Chief Executive Officer, for all communications to the Corporation. Each such notice, request, demand, or other communication shall be deemed to have been given and received (whether actually received or not) on the date of actual delivery thereof, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone), or on the third day following the date of mailing, if mailed in accordance with this paragraph (k), or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this paragraph (k) shall be deemed to have been given on the date actually received. Any stockholder may change its address for purposes of this paragraph (k) by giving written notice of such change to the Corporation in the manner herein above provided. Whenever any notice is required to be given by law or by this Certificate of Designation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

      (l) Change of Control.

            (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall make an offer to purchase (the "Change of Control Offer") the outstanding shares of Convertible Preferred Stock at a purchase price equal to 101% of the Liquidation Amount thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment
Date) (the "Change of Control Purchase Price").

            (ii) Within 5 days of the occurrence of a Change of Control, the Corporation also shall send by first-class mail, postage prepaid, to each Holder of Convertible Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Convertible Preferred Stock, a notice stating:

                  (a) that the Change of Control Offer is being made pursuant to this paragraph (1) (provided that such payment is then permitted by the DGCL, other applicable law and the terms of Covered Indebtedness) and that all of the Convertible Preferred Stock tendered will be accepted for payment, and other-wise subject to the terms and conditions set forth herein;

                  (b) the Change of Control Purchase Price and the purchase date
            (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date")):

                  (c) that any of the Convertible Preferred Stock not tendered will continue to accumulate dividends;

                  (d) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price (whether or not the Corporation is then permitted to make such payment), any of the Convertible Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (e) that Holders accepting the offer to have their Convertible
            Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Convertible Preferred Stock to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (f) that Holders whose shares of Convertible Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Convertible Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

                  (g) any other reasonable procedures that a Holder must follow to accept a Change of Control Offer.

            (iii) The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Convertible Preferred Stock pursuant to a Change of Control Offer, To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph (1), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph (1) by virtue thereof.

            (iv) On the Change of Control Payment Date, the Corporation shall
(A) accept for payment the shares of Convertible Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Convertible Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Convertible Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), dividends shall cease to accumulate with respect to the shares of Convertible Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

      (m) Negative Covenants.

            (i) Restricted Junior Payments. The Corporation shall not, and shall not permit any of the Corporation's Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Payment Default, Protective Default or Outside Date Default shall have occurred and be continuing or shall be caused thereby:

                  (a) the Corporation may redeem or repurchase Capital Stock or options, warrants or other rights therefor (collectively, "Equity Interests") from (i) officers, employees and directors of the Corporation or any Subsidiary (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan maintained by the Corporation or any of its Subsidiaries and (ii) other holders of Capital Stock in the Corporation so long as the purpose of such purchase is to acquire common stock for re-issuance to new officers, employees and directors (or their estates) of the Corporation or any Subsidiary to the extent so reissued within 12 months after any such purchase; provided that in all such cases the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased less net cash proceeds from the sale of any such redeemed or repurchased shares does not exceed $5,000,000 in the aggregate from and after the First Issue Date;

                  (b) the Corporation may make payments to the Holders in
            respect of their shares of Convertible Preferred Stock in accordance with the terms of this Certificate of Designation;

                  (c) the Corporation may make payments of dividends on Senior
            Securities or Parity Securities issued in accordance with the terms of this Certificate of Designation and in accordance with the terms of such Senior Securities and Parity Securities approved by the Holders in accordance with this Certificate of Designation; and

                  (d) the Corporation may pay from the proceeds of the issuance of the Notes and the Convertible Preferred Stock to R. Marcelo Claure and David H. Peterson (i) on the First Issue Date dividends not to exceed $2,940,000 in the aggregate and (ii) additional dividends in an aggregate amount not to exceed $2,935,000 at any time following the refinancings of both of the Credit Agreements.

            (ii) Investments; Acquisitions. The Corporation shall not, and shall not permit any of the Corporation's Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

                  (a) the Corporation and the Corporation's Subsidiaries may
            make and own Investments in Cash Equivalents;

                  (b) the Corporation and its Subsidiaries may make Investments in the Corporation or any other Subsidiary or any other Person if, as a result of such Investment, such Person becomes a Subsidiary of the Corporation;

                  (c) the Corporation and its Subsidiaries may make intercompany loans to one another;

                  (d) the Corporation and each Subsidiary may acquire and own
            Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and consistent with past practices;

                  (e) the Corporation and each Subsidiary may make deposits in the ordinary course of business consistent with past practices to secure the performance of leases;

                  (f) the Corporation may (x) purchase Capital Stock to the
            extent permitted under paragraph (m)(i)(a) and (y) acquire and hold obligations of one or more officers or other employees of the Corporation or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Corporation, so long as no cash is paid by the Corporation or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations and such obligations are recourse obligations of such officers or other employees;

                  (g) the Corporation may make loans and advances to employees and officers of the Corporation and its Subsidiaries in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding;

                  (h) the Corporation and its Subsidiaries may hold Investments which consist of trade accounts receivable of the Corporation or such Subsidiary created in the ordinary course of business;

                  (i) the Corporation and its Subsidiaries may make Investments represented by Hedge Agreements made in the ordinary course of business and not for speculative purposes; and

                  (j) the Corporation and its Subsidiaries may make Investments in Joint Ventures and Unrestricted Subsidiaries; provided that the amount of all such Investments does not exceed $10,000,000 in the aggregate for all such Investments since the First Issue Date.

            (iii) Limitations on Unrestricted Subsidiaries. The Corporation may designate after the First Issue Date any Subsidiary as an "Unrestricted Subsidiary" under this Certificate of Designation (a "Designation") only if:

                  (a) no Payment Default, Protective Default or Outside Date
            Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (b) the Corporation would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the provision described under paragraph
            (m)(ii)(j) above in an amount

            (the "Designation Amount") equal to the Fair Market Value of the Corporation's interest in such Subsidiary on such date.

            The Corporation shall not, and shall not cause or permit any Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of any indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such indebtedness), (y) be directly or indirectly liable for any indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

            The Corporation may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if no Payment Default, Protective Default or Outside Date Default shall have occurred and be continuing at the time of and after giving effect to such Revocation.

            All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Corporation delivered to each Holder certifying compliance with the foregoing provisions.

            (iv) Notice of Default. Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation becomes aware of the existence of any Payment Default, Protective Default or Outside Date Default or that any Person has given any notice or taken any other action with respect to a claimed Payment Default, Protective Default or Outside Date Default, a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

      (n) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

            "Board of Directors" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or
      (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has capital, surplus and undivided profits aggregating at least $500,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a ranking described in clause (iii) above; and (v) shares of any money market mutual fund that (a) invests solely in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Certificate of Designation" means this Certificate of Designation creating the Convertible Preferred Stock.

            "Certificate of Incorporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Change of Control" means the occurrence of any of the following events (whether or not approved by the Governing Body of the Corporation):

                  (i) the Permitted Holders cease to beneficially own (as
            defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) at least a majority of both (x) the total voting power of the Corporation's Voting Stock and (y) the total economic ownership of the then outstanding Common Stock of the Corporation;

                  (ii) any transaction or series of related transactions
            (including but not limited to a merger or reorganization) which results in holders of the Corporation's Capital Stock outstanding prior to such event owning less than 50% of either (x) the total voting power of the then outstanding Voting Stock of the Corporation or (y) the total economic ownership of the then outstanding Common Stock of the Corporation;

                  (iii) the Corporation consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person unless holders of the Corporation's Capital Stock outstanding prior to such event own at least 50% of the surviving or purchasing entity;

                  (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Corporation (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Governing Body then in office;

                  (v) any order, judgment or decree shall be entered against the
            Corporation decreeing the dissolution or split-up of the Corporation and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

                  (vi) the occurrence of any "change of control" under the
            Notes.

            "Change of Control Date" shall have the meaning provided in paragraph (1).

            "Change of Control Offer" shall have the meaning provided in paragraph (1).

            "Change of Control Payment Date" shall have the meaning provided in paragraph (1).

            "Change of Control Purchase Price" shall have the meaning provided in paragraph (1).

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the First Issue Date such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

            "Common Stock" means the Corporation's Common Stock, par value $0.01, per share.

            "Conversion Price" means $8.00, and shall be subject to adjustment as provided herein.

            "Conversion Shares" means, collectively, the Notes Conversion Shares and the Preferred Conversion Shares.

            "Convertible Preferred Stock" shall have the meaning provided in paragraph (a).

            "Corporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Covered Indebtedness" shall mean the Credit Agreements and the Motorola Distributor Documents.

            "Credit Agreement" means each of (i) that certain Credit Agreement dated as of June 12, 2002 among the Corporation, Brightstar US, Inc. and General Electric Capital Corporation; and (ii) that certain Credit Agreement dated as of December 12, 2002 by and among Brightstar Corp. Chile Limitada, S.R.L., an entity organized under the laws of Chile, Brightstar Guatemala, S.A., an entity organized under the laws of Guatemala, Brightstar El Salvador, S.A., an entity organized under the laws of El Salvador, Brightstar Uruguay, S.A., an entity organized under the laws of Uruguay, Brightstar De Paraguay, S.de R.L., an entity organized under the laws of Paraguay, Brightstar de Venezuela, C.A., an entity organized under the laws of Venezuela, Brightstar Dominicana, S.A., an entity organized under the laws of the Dominican Republic,

      Brightstar Peru, S.R.L., an entity organized under the laws of Peru, Brightstar de Mexico, S.A. de C.V., an entity organized under the laws of Mexico, Soluciones Inteligentes Para El Mercado Movil, S.A. de C.V., an entity organized under the laws of Mexico, and Brightstar de Argentina, S.A., an entity organized under the laws of Argentina, and Ocean Bank, each as in effect at the First Issue Date, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which the Corporation or any of the Corporation's Subsidiaries are a party.

            "Current Market Price" per share of Common Stock on any date means;

                  (i) if the Common Stock is not registered under the Exchange
            Act, or if the Common Stock is so registered and the closing price cannot be determined as set forth in clause (ii) below, (A) the value of the Common Stock determined by the unanimous vote or consent of the Board of Directors of the Corporation and certified in a board resolution, or (B) if the Board of Directors of the Corporation is unable or unwilling to unanimously agree on such value within a period of 30 days, the value of the Common Stock as determined by an Independent Financial Advisor, or

                  (ii) if the Common Stock is registered under the Exchange Act, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for each trading day during the period commencing 15 trading days before such date and ending on the date one trading day prior to the day in question. The "closing price" on any trading day shall mean the reported closing price on such day on the New York Stock Exchange or on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on such exchange, then the average of the reported closing bid and asked prices in the over-the-counter market as reported on NASDAQ or a similar reporting service or, if no such quotations are available the fair market price as determined by clause (i) above. A "trading day" is a day on which the New York Stock Exchange, principal national securities exchange, or over-the-counter market, as appropriate, is open for trading.

            "Designation" shall have the meaning provided in paragraph (m)(iii).

            "Designation Amount" shall have the meaning provided in paragraph
      (m)(iii).

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Dividend Payment Date" means each March 31, June 30, September 30 and December 31 of each year.

            "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next succeeding Dividend Payment Date (but without including such Dividend Payment Date).

            "Dividend Record Date" means each March 15, June 15, September 15 and December 15 of each year.

            "Equity Interest" shall have the meaning provided in paragraph
      (m)(i).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. "Fair Market Value" shall be determined (A) by the unanimous vote or consent of the Board of Directors of the Corporation and certified in a board resolution, or (B) if the Board of Directors of the Corporation is unable or unwilling to unanimously agree on such value within a period of 30 days, the "Fair Market Value" shall be determined by an Independent Financial Advisor.

            "First Issue Date" means December 30, 2003.

            "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

            "Hedge Agreement" means (i) an Interest Rate Agreement designed to hedge against fluctuations in interest rates, (ii) any Currency Agreement designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which the Corporation or any of the Corporation's Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity securities of any Person, or any equity forward agreements or similar agreements or arrangements.

            "Holder" means a holder of shares of Convertible Preferred Stock as reflected in the register maintained by the Corporation or the transfer agent for the Convertible Preferred Stock.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm which is nationally recognized within the United States of America (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Corporation or any of its Subsidiaries or Affiliates, (ii) which, in the judgment of the Governing Body of the Corporation, is otherwise independent and qualified to perform the task for which it is to be engaged and (iii) which is acceptable to the Required Holders.

            "Initial Dividend Period" means, with respect to any share of Convertible Preferred Stock, the dividend period commencing on the Issue Date of such share of Convertible Preferred Stock and ending on March 31,2004.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which the Corporation or any of the Corporation's Subsidiaries is a party.

            "Investment" means (i) any direct or indirect purchase or other acquisition by the Corporation or any of the Corporation's Subsidiaries of, or of a beneficial interest in, any securities of any other Person (including any Subsidiary of the Corporation), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Corporation or any Subsidiary of the Corporation from any Person other than the Corporation or any of the Corporation's Subsidiaries, of any equity securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Corporation or any of the Corporation's Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Issue Date" means, with respect to any share of Convertible Preferred Stock, the date of issuance of such share of Convertible Preferred Stock.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, which does not constitute a Subsidiary; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "Junior Securities" shall have the meaning provided in paragraph
      (b).

            "Liquidation Amount" shall have the meaning provided in paragraph
      (a).

            "Liquidation Event" shall have the meaning provided in paragraph
      (d)(i).

            "Liquidation Payment" shall have the meaning provided in paragraph
      (d)(i).

            "Motorola" means, collectively, Motorola, Inc., a Delaware corporation, and all of its Subsidiaries and Affiliates.

            "Motorola Distribution Agreement" means, collectively, the Motorola Latin America Distribution Agreement, the Motorola Mexico Distribution Agreement, the Motorola US Distribution Agreement and any other agreements pursuant to which the Corporation or any of its Subsidiaries are appointed to act as a distributor on behalf of Motorola, as any of the foregoing may be amended, supplemented or restated from time to time.

            "Motorola Distributor Documents" means, collectively, the Motorola Distribution Agreement, the Motorola Endorsement Agreement, the Motorola Security Agreement and any other agreements, instruments or other documents under which any of the Motorola Liens are granted or any of the Motorola Obligations created, evidenced, guaranteed or secured and any modifications, restatements or refinancings thereof or replacements therefore.

            "Motorola Endorsement Agreement" means, collectively, that certain Agreement, dated as of July 30,2001, entered into between Motorola de Mexico, S.A. and Brightstar de Mexico, S.A. de C.V., and any other agreements pursuant to which the Corporation and/or any of its Subsidiaries agree to sell, endorse and/or assign any of their accounts receivable to Motorola, as any of the foregoing are amended, supplemented or restated from time to time

            "Motorola Latin America Distribution Agreement" means that certain Distribution Agreement, effective as of June 1,2000, entered into between Motorola, Inc. and the Corporation, as amended and restated by that certain Amended and Restated

      Distribution Agreement, effective as of October 9, 2003, and as the same may be further amended, supplemented or restated from time to time.

            "Motorola Liens" means any and all liens which may be now or hereafter granted to Motorola by the Corporation or any of its Subsidiaries or Affiliates pursuant to the Motorola Distributor Documents or otherwise to secure any and all of the Motorola Obligations.

            "Motorola Mexico Distribution Agreement" means that certain Distribution Agreement, effective as of July 30,2001, entered into between Motorola de Mexico, S.A. and Brightstar de Mexico, S.A. de C.V., as the same may be amended, supplemented or restated from time to time.

            "Motorola Obligations" shall mean the obligations as such term is defined in the Motorola Parent Security Agreement and all other indebtedness, fees, interest, expenses and other obligations from time to time owing by one or more of the Borrowers to Motorola under the Motorola Distributor Documents or any other transaction documents described therein.

            "Motorola Parent Security Agreement" means that certain Security Agreement dated as of June 21,2001 by the Corporation in favor of Motorola, Inc., as amended, supplemented or restated from time to time.

            "Motorola Security Agreement" means, collectively, the Motorola Parent Security Agreement, the Motorola US Security Agreement and all other documents pursuant to which any of the Motorola Liens are created, as any of the foregoing may be amended, supplemented or restated from time to time.

            "Motorola US Distribution Agreement" means that certain Distribution Agreement, effective as of November 20,2003, entered into between Motorola, Inc. and Brightstar US, Inc., as the same may be amended, supplemented or restated from time to time.

            "Motorola US Security Agreement" means that certain Security Agreement dated as of May 24,2002 by Brightstar US, Inc., in favor of Motorola, Inc., as amended, supplemented or restated from time to time.

            "Noteholder" means a Person in whose name a Note is registered on the security register of the Corporation.

            "Notes" means the up to $31,750,000 in aggregate principal amount of 10.5% Convertible Senior Subordinated Notes due December 31,2008 of the Corporation issued pursuant to the Purchase Agreement dated December 30,2003.

            "Notes Conversion Shares" means the shares of Common Stock and other securities issued upon conversion of Notes and any other securities into which the Common Stock or other such securities are changed, reclassified, split, combined, or converted or for which they are exchanged by amendment to the Certificate of Incorporation or by consolidation, merger, or otherwise, and any securities paid as a dividend thereon.

            "Outside Date" shall have the meaning provided in paragraph (c).

            "Outside Date Default" shall have the meaning provided in paragraph
      (c).

            "Parity Securities" shall have the meaning provided in paragraph
      (b).

            "Payment Default" shall have the meaning provided in paragraph
      (c)(i).

            "Permitted Holders" means collectively R. Marcelo Claure, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "Preferred Conversion Shares" shall have the meaning provided in paragraph (f)(ix).

            "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

            "Protective Default" means the failure by the Corporation to comply with any of the provisions of this Certificate of Designation including, without limitation, paragraph (g), whether or not compliance is at such time permitted by the DGCL, other applicable law or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject (including, without limitation, Covered Indebtedness).

      For purposes of this Certificate of Designation, a Payment Default and an Outside Date Default shall not constitute a Protective Default.

            "Qualifying IPO" shall have the meaning provided in paragraph
      (f)(ii).

            "Required Holders" means the Holders of a majority of the then outstanding shares of Convertible Preferred Stock.

            "Resolution" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Corporation or any of the Corporation's Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class and a dividend payable by any of the Corporation's Subsidiaries to the Corporation or any Subsidiary of the Corporation, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Corporation or any of the Corporation's Subsidiaries now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of the Corporation or any of the Corporation's Subsidiaries now or hereafter outstanding.

            "Revocation" shall have the meaning provided in paragraph (m)(iii).

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Senior Securities" shall have the meaning provided in paragraph
      (b).

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, an "Unrestricted Subsidiary" of the Corporation shall be deemed not to be a "Subsidiary" of the Corporation.

            "Transfer" shall have the meaning provided in paragraph (g)(iii).

            "Unrestricted Subsidiary" means each Subsidiary of the Corporation designated as such pursuant to and in compliance with paragraph (m)(iii). Any such designation may be revoked by a resolution of the Board of Directors of the Corporation delivered to the Holders, subject to the provisions of such paragraph (m)(iii).

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designation to be signed by R. Marcelo Claure, its Chief Executive Officer, this 29th day of December, 2003.

                                        BRIGHTSTAR CORP.

                                        By: /s/ R. Marcelo Claure
                                            ------------------------------------
                                            Name: R. Marcelo Claure
                                            Title: Chief Executive Officer